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                                                                   EXHIBIT 10.27


                                     FORM OF

                                VOTING AGREEMENT

         This Voting Agreement (this "Agreement") is entered into on _________, 2001 by and among William R. Hambrecht, The Hambrecht 1980 Revocable Trust, HAMCO Capital Corporation and WR Hambrecht+Co, LLC (collectively, the "Hambrecht Investors"), and Beacon Education Management, Inc., a Delaware corporation (the "Company").

                                    RECITALS

         WHEREAS, the Hambrecht Investors beneficially own, on an as-converted basis, approximately 40.5% of the Company's issued and outstanding common stock, $.01 par value per share (the "Common Stock");

         WHEREAS, the Company's board of directors have determined that it is in the best interests of the Company and its stockholders to undertake an underwritten initial public offering of the Company's Common Stock pursuant to a registration statement on Form S-1 filed with the Securities and Exchange Commission (the "Initial Public Offering"), and in connection therewith, to enter into this Agreement;

         WHEREAS, the Hambrecht Investors will beneficially own, on an as-converted basis, approximately 28.0% of the Company's Common Stock after the Initial Public Offering;

         WHEREAS, the Company has engaged WR Hambrecht+Co, LLC to act as lead underwriter of the Initial Public Offering ("Lead Underwriter") and to serve as the market-maker for the Company after the Initial Public Offering; and

         WHEREAS, for good and valuable consideration, and in order to induce the Company and the Lead Underwriter and the other underwriters to undertake the Initial Public Offering, the Hambrecht Investors have entered into this Agreement.

         NOW THEREFORE, the parties hereby agree as follows:

                                    AGREEMENT

         1. Term. This Agreement shall commence as of the date of the first sale of securities in the Initial Public Offering and continue until the date when the Hambrecht Investors beneficially own, in the aggregate, less than ten percent (10.0%) of the outstanding Common Stock of the Company.

         2. Representations of the Company. The Company hereby represents and warrants to the Hambrecht Investors that (i) the Company has the full legal right, power and authority to enter into and perform this Agreement, (ii) the execution and delivery of this Agreement by the Company, and the consummation by it of the transaction contemplated herein, have been duly authorized by the Company, and (iii) this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms,


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except to the extent that any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or general equitable principles may affect the enforceability thereof.

         3. Representations of the Hambrecht Investors. The Hambrecht Investors hereby represent and warrant to the Company that (i) the Hambrecht Investors have the full legal right, power and authority to enter into and perform this Agreement, (ii) the execution and delivery of this Agreement by the Hambrecht Investors, and the consummation by them of the transaction contemplated herein, has been duly authorized by the Hambrecht Investors, (iii) this Agreement constitutes the legal, valid and binding obligation of the Hambrecht Investors, enforceable against the Hambrecht Investors in accordance with its terms, except to the extent that any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or general equitable principles may affect the enforceability thereof, and (iv) other than that Shareholder Rights Agreement dated February 17, 2000 by and among the Hambrecht 1980 Revocable Trust, William
R. DeLoache, Jr., John C. Eason, Ledyard McFadden, Michael Ronan, and KinderCare (the "Shareholder Rights Agreement"), none of the Hambrecht Investors has any agreements, arrangements or understandings with any person regarding any possible stockholder proposal or proxy solicitation with respect to the Company, or with regard to the acquisition or voting of any securities of the Company.

         4. Voting the Hambrecht Investors' Shares.

            (a) The Hambrecht Investors agree that:

                (i) in all matters upon which the Hambrecht Investors are entitled to vote as stockholders of the Company, the Hambrecht Investors shall vote the Hambrecht Investors' Shares (as defined below) pro rata in the same manner and proportion as all votes of the other stockholders of the Company are cast; and

                (ii) in all stockholder actions by written consent in which the Hambrecht Investors are entitled to act as stockholders of the Company, the Hambrecht Investors agree that they shall grant consents in respect of the Hambrecht Investors' Shares pro rata in the same manner and proportion that all consents of the other stockholders of the Company are granted.

            (b) Notwithstanding the foregoing, to the extent votes and consents authorized by this Agreement conflict with terms of the Shareholder Rights Agreement, those Hambrecht Investors' Shares owned by the Hambrecht 1980 Revocable Trust shall be voted pursuant to the terms of the Shareholder Rights Agreement.

            (c) For purposes of casting votes or granting consents subject to this Agreement, the Company will determine the number and proportion of all votes cast and consents granted in all matters subject to shareholder vote or approval; provided, however, that the calculation of such number of votes cast or consents granted shall exclude all shares beneficially owned by the Hambrecht Investors; provided further, that the determination of the number and proportion of all votes cast in matters subject to the Shareholder Rights Agreement


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shall not exclude shares owned by the Hambrecht 1980 Revocable Trust that are voted pursuant to the Shareholder Rights Agreement.

            (d) As used in this Agreement, "Hambrecht Investors' Shares" shall mean all shares of Common Stock and other voting securities of the Company held of record or owned beneficially by the Hambrecht Investors now or at any time in the future in excess of 9.9% of the total outstanding shares of Common Stock of the Company, as converted.

         5. Grant of Irrevocable Proxy. The Hambrecht Investors hereby irrevocably grant to and appoint the Company's chief executive officer as the Hambrecht Investors' proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Hambrecht Investors, to vote or to grant a consent or approval in respect of the Hambrecht Investors' Shares subject to this agreement and hereby directs that the Hambrecht Investors' Shares be present and voted in accordance with the provisions of this Agreement. The Hambrecht Investors intend that the proxy granted hereby shall be coupled with an interest pursuant to this Agreement, and that therefore such proxy shall be irrevocable for the term of this Agreement.

         6. Manner of Voting. The voting of the Hambrecht Investors' Shares pursuant to this Agreement may be effected in person, by proxy, by written consent, or in any other manner permitted by applicable law.

         7. Performance by a Subsidiary. The Company and the Hambrecht Investors agree that any obligation of a Hambrecht Investor under this Agreement may be performed or fulfilled by any wholly-owned subsidiary of that Hambrecht Investor.

         8. Termination.

            (a) In addition to the termination described in Section 1 hereof, this Agreement shall terminate upon:

                (i) written agreement between the parties hereto;

                (ii) a liquidation, bankruptcy, dissolution, winding-up or other administration of the Company; or

                (iii) a party acquiring all of the Company's capital stock.

            (b) Termination of this Agreement will not extinguish or otherwise affect any rights of any party against the other party that:

                (i) accrued before the time at which termination or release occurred; or

                (ii) otherwise relate to or may arise at any future time from any breach or non-observance of obligations under this Agreement which arose before the time at which such termination or release occurred.


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            (c) Provisions that are expressed to survive termination will do so.

         9. Entire Agreement; Modifications; Amendments; Waivers; Implied Relationships. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing among the parties hereto are expressly canceled. This Agreement or any term hereof may be modified, amended or waived only with a vote or written consent of the holders of a majority of the Hambrecht Investors' Shares or their respective successors or assigns and the written consent of the Company. Any amendment or waiver effected in accordance with this provision shall be binding upon each of the parties hereto, and each of their respective successors and assigns. The parties agree that unless expressly stated to the contrary, the rights, duties and obligations of the parties to this Agreement are several and not joint.

         10. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then:

            (a) such provision shall be excluded from this Agreement;

            (b) the balance of this Agreement shall be interpreted as if such provision were so excluded; and

            (c) the balance of this Agreement shall be enforceable in accordance with its terms.

         11. Notices. Any notice required or permitted by this Agreement must be in writing and shall be deemed received: (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of delivery via a nationally-recognized overnight courier, on the next business day after the date when sent, (iii) in the case of delivery via telegram, telex or facsimile transmission, one (1) business day after the date of transmission provided that said transmission is confirmed telephonically on the date of transmission, (iv) five (5) business days after being deposited in the U.S. mail, or (v) ten (10) business days if posted to or from a place outside the U.S., as certified or registered mail, with postage prepaid, addressed to each holder of record at his address appearing on the books of the Company, or at such other address or facsimile number as the party may designate by written notice to the other parties from time to time or, in the case of the Company at the address and facsimile number set forth below:

                  To Company:        Beacon Education Management, Inc.
                                     112 Turnpike Road, Suite 107
                                     Westborough, MA 01581
                                     Attn.: Jodi A. Tucker

                  With a copy to:    Bass Berry & Sims
                                     315 Deaderick Street, Suite 2700
                                     Nashville, Tennessee 37238
                                     Attn.: Howard H. Lamar III


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         12. Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for a breach of this Agreement by any party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

         13. Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the State of Delaware.

         14. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         16. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties provided that a party obtains the prior written consent of each of the other parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         17. Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, expenses and necessary disbursements in addition to any other relief to which such party may be entitled.


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         IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first above written.

COMPANY:

BEACON EDUCATION MANAGEMENT, INC.



By:
       --------------------------------
Name:
       --------------------------------
Title:
       --------------------------------



INVESTORS:

WILLIAM R. HAMBRECHT                         WR HAMBRECHT+CO, LLC



By:                                          By:
       --------------------------------             ----------------------------
Name:      William R. Hambrecht              Name:
       --------------------------------             ----------------------------
                                             Title:
                                                    ----------------------------







THE HAMBRECHT 1980 REVOCABLE TRUST           HAMCO CAPITAL CORPORATION



By:                                          By:
       --------------------------------             ----------------------------
Name:                                        Name:
       --------------------------------             ----------------------------
Title:                                       Title:
       --------------------------------             ----------------------------








                      [Signature Page to Voting Agreement]